NSAR ITEM 77O
October 1, 2001 - March 31, 2002
VK Intermediate Term Municipal Income Fund
10f-3 Transactions



Underwriting # Underwriting        Purchased      Amount of     % of       Date of
                                      From         shares     underwriting Purchase


    1         Brazo River TX Auth  Bear Stearns    500         0.09         11/07/01
              Pollution Control

    2         Philadelphia S.D.A.  Paine Webber    1,000       0.6410       01/10/02

    3         Orange County FL     Paine Webber    2,000       2.5566       02/28/02
               School Board

    4         Fairfax County       Paine Webber    2,500       1.4327       03/07/02
              Water Authority



Underwriters for #1
Morgan Stanley
Bear, Stearns & Co. Inc.
Lehman Brothers

Underwriters for #2
First Union National Bank
J.P. Morgan Securities Inc.
Jackson Securities Inc.
Loop Capital Markets
Morgan Stanley

Underwriters for #3
UBS PaineWebber Inc.
Salomon Smith Barney Inc.
A.G. Edwards & Sons, Inc.
Gardnyr Michael Capital
Jackson Securities Inc.
Merrill Lynch & Co.
Morgan Stanley
Loop Capital Markets

Underwriters for #4
UBS Paine Webber Inc.
Bear, Stearns & Co. Inc.
Branch Bank & Trust
Davenport & Co.
Morgan Stanley
Morgan Keegan & Company, Inc.
Salomon Smith Barney Inc.